Distribution Financial Services RV Trust 1999-1
June 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance      $ 747,962,037.50
Beginning Pool Factor             1.00000000

Distribution Allocable to Principal on Notes
                        Prior                         Current
          Class     Prin. Pymt. $1000 orig.prin.bal. Prin. Pymt. $1000 orig.prin.bal.
          A-1           $0.00       0.0000000           $0.00       0.0000000
          A-2           $0.00       0.0000000  $15,545,101.32     286.5978218
          A-3           $0.00       0.0000000           $0.00       0.0000000
          A-4           $0.00       0.0000000           $0.00       0.0000000
          A-5           $0.00       0.0000000           $0.00       0.0000000
          A-6           $0.00       0.0000000           $0.00       0.0000000
            B           $0.00       0.0000000           $0.00       0.0000000
            C           $0.00       0.0000000           $0.00       0.0000000

Distribution Allocable to Interest on Notes
                         Prior                            Current
Class    Rate      Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1      4.97%          $0.00       0.0000000               $0.00       0.0000000
A-2      5.38%          $0.00       0.0000000         $362,048.97       1.5912212
A-3      5.70%          $0.00       0.0000000         $940,490.50       4.7500000
A-4      5.84%          $0.00       0.0000000         $937,524.40       4.8666667
A-5      5.97%          $0.00       0.0000000         $794,616.95       4.9750000
A-6      6.02%          $0.00       0.0000000         $322,902.77       5.0166667
  B      6.36%          $0.00       0.0000000         $132,500.00       5.3000000
  C      7.23%          $0.00       0.0000000         $120,500.00       6.0250000

Note Balance After Giving Effect to Principal Distribution

          Class     Beginning Balance   Pool Factor  Ending Balance   Pool Factor
          A-1                0.00        0.0000000             $0.00       0.0000000
          A-2     $ 80,754,417.12       1.0000000    $ 65,209,315.80     286.5978218
          A-3     $197,998,000.00       1.0000000    $197,998,000.00       1.0000000
          A-4     $192,642,000.00       1.0000000    $192,642,000.00       1.0000000
          A-5     $159,722,000.00       1.0000000    $159,722,000.00       1.0000000
          A-6     $ 64,366,000.00       1.0000000    $ 64,366,000.00       1.0000000
            B     $ 25,000,000.00       1.0000000    $ 25,000,000.00       1.0000000
            C     $ 20,000,000.00       1.0000000    $ 20,000,000.00       1.0000000


Servicing Fee                                                                      $311,650.85
Servicing Fee Per $1,000 of Orig.Note                                                0.3116509

Realized Losses                                                                    $548,940.60

Reserve Account Balance                                                         $14,645,198.30

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                $20,531,419.55
          Interest Payments Received                                             $5,468,828.31
          Scheduled Principal Payments Received                                  $5,529,727.83
          Principal Prepayments Received                                         $9,532,863.41

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collect                                                                       $0.00

Ending Pool Balance                                                            $732,259,914.95
Ending Pool Factor                                                                  0.73225742
